Exhibit 99.1

Mattersight Announces Fourth Quarter 2012 Results

CHICAGO, IL, February 13, 2013 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the fourth quarter ended December 31, 2012.

Mattersight’s total services revenue was $8.6 million, including $6.9 million of subscription revenues. The Company realized an “Adjusted Earnings¹” loss of $2.8 million for the fourth quarter of 2012. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $4.6 million in the fourth quarter of 2012 and its operating loss from continuing operations² was $4.7 million.

Q4 Highlights

•	Increased subscription revenues by 6% sequentially

•	Increased total services revenues by 8% sequentially

•	Recorded managed services bookings of $4.1 million

•	Signed five new pilots with two new logos

Full Year Highlights

•	Grew subscription revenues by 24%, to $27.3 million

•	Increased total services revenues by 16%, to $33.4 million

•	Increased gross margins by over 700 bps

•	Signed 7 new logos as compared to 1 in 2011

•	Ended the year with managed services backlog³ of $89.1 million

•	Signed 18 total pilots as compared to 6 in 2011

Q1 Guidance

Mattersight currently expects its total subscription revenues will be approximately flat in the first quarter of 2013.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 13, 2013. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 95215703.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 13,

Mattersight Corporation	200 S.Wacker Dr., Suite 820, Chicago, IL 60606 t 877 235 6925 f 312 612 5449 www.mattersight.com

2013, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 95215703.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight’s Behavioral Analytics service captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to improve operational performance and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s applications are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1

Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in

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future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

3	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Revenue:
Behavioral Analytics revenue	$8,343	$8,260	$32,138	$27,257
Other revenue	285	309	1,314	1,519

Total services revenue	8,628	8,569	33,452	28,776
Reimbursed expenses	97	79	411	319

Total revenue	8,725	8,648	33,863	29,095
Operating expenses:
Cost of Behavioral Analytics revenue	3,211	3,503	12,174	12,188
Cost of other revenue	156	200	702	1,000

Cost of services	3,367	3,703	12,876	13,188
Reimbursed expenses	97	79	411	319

Total cost of revenue, exclusive of depreciation and amortization:	3,464	3,782	13,287	13,507
Sales, marketing and development	6,560	5,195	23,131	19,954
General and administrative	2,341	1,791	8,255	9,144
Severance and related costs	—	40	693	(336)
Depreciation	915	875	3,419	3,218
Amortization of intangibles	17	26	81	177

Total operating expenses	13,297	11,709	48,866	45,664

Operating loss	(4,572)	(3,061)	(15,003)	(16,569)
Interest and other (expense) income, net	(81)	(56)	(384)	125

Loss from continuing operations before income taxes	(4,653)	(3,117)	(15,387)	(16,444)
Income tax (provision) benefit	(8)	604	(38)	5,884

Loss from continuing operations	(4,661)	(2,513)	(15,425)	(10,560)
Income from discontinued operations, net of tax	21	1,210	249	28,920

Net (loss) income	(4,640)	(1,303)	(15,176)	18,360
Series B Stock fair value over stated value	—	(6,555)	(69)	(6,555)
Dividends related to Series B Stock	(147)	(302)	(591)	(1,252)

Net (loss) income available to Common Stock holders	$(4,787)	$(8,160)	$(15,836)	$10,553

Per share of Common Stock:
Basic loss from continuing operations	$(0.30)	$(0.64)	$(1.01)	$(1.29)

Basic income from discontinued operations	$—	$0.08	$0.02	$2.03

Basic net (loss) income available to Common Stock holders	$(0.30)	$(0.56)	$(0.99)	$0.74

Per share of Common Stock:
Diluted loss from continuing operations	$(0.30)	$(0.64)	$(1.01)	$(1.29)

Diluted income from discontinued operations	$—	$0.08	$0.02	$2.03

Diluted net (loss) income available to Common Stock holders	$(0.30)	$(0.56)	$(0.99)	$0.74

Shares used to calculate basic net (loss) income per share	16,223	14,538	16,002	14,225

Shares used to calculate diluted net (loss) income per share	16,223	14,538	16,002	14,225

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$2	$3	$16	$20
Sales, marketing and development	530	787	2,308	3,387
General and administrative	349	345	1,405	2,013
Severance and related costs	—	—	268	—
Discontinued operations	—	(393)	—	1,175

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MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Net (loss) income	$(4,640)	$(1,303)	$(15,176)	$18,360
Other comprehensive loss:
Effect of currency translation	2	(10)	(1)	(350)

Comprehensive net (loss) income	$(4,638)	$(1,313)	$(15,177)	$18,010

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MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$14,419	$29,408
Restricted cash	—	1,500
Receivables (net of allowances of $12 and $13)	2,395	2,540
Prepaid expenses	4,404	5,302
Other current assets	305	288

Total current assets	21,523	39,038
Equipment and leasehold improvements, net	4,727	4,271
Goodwill	972	972
Intangibles, net	236	238
Other long-term assets	3,776	4,746

Total assets	$31,234	$49,265

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$3,703	$3,567
Accounts payable	781	812
Accrued compensation and related costs	1,335	1,382
Unearned revenue	5,680	9,783
Other current liabilities	2,889	3,673

Total current liabilities	14,388	19,217
Long-term unearned revenue	2,374	3,036
Other long-term liabilities	1,231	1,401

Total liabilities	17,993	23,654

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,649,201 and 1,670,696 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively, with a liquidation preference of $8,705 and $8,819 at December 31, 2012 and December 31, 2011, respectively	8,411	8,521
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 18,407,848 and 18,037,552 shares issued at December 31, 2012, and at December 31, 2011, respectively; and 17,114,880 and 16,935,204 outstanding at December 31, 2012 and December 31, 2011, respectively	184	180
Additional paid-in capital	216,667	212,618
Accumulated deficit	(200,955)	(185,779)
Treasury stock, at cost, 1,292,968 and 1,102,348 shares at December 31, 2012 and December 31, 2011, respectively	(7,027)	(5,891)
Accumulated other comprehensive loss	(4,039)	(4,038)

Total stockholders’ equity	4,830	17,090

Total liabilities and stockholders’ equity	$31,234	$49,265

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MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	Dec. 31, 2012	Dec 31, 2011
Cash Flows from Operating Activities:
Net (loss) income	$(15,176)	$18,360
Less: net income from discontinued operations	249	28,920

Net loss from continuing operations	(15,425)	(10,560)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	3,500	3,395
Stock-based compensation	3,729	5,420
Severance and related costs	268	—
Other	2	14
Changes in assets and liabilities:
Receivables	146	(554)
Prepaid expenses	1,834	(2,254)
Other assets	(50)	128
Accounts payable	(31)	445
Accrued compensation and related costs	(47)	(264)
Unearned revenue	(4,765)	275
Other liabilities	(177)	(6,554)

Total adjustments	4,409	51

Net cash used in continuing operations	(11,016)	(10,509)
Net cash provided by (used in) discontinued operations	24	(5,787)

Net cash used in operating activities	(10,992)	(16,296)

Cash Flows from Investing Activities:
Capital expenditures and other	(2,160)	(833)

Net cash used in continuing investing activities	(2,160)	(833)
Net cash provided by discontinued investing activities	—	37,427

Net cash (used in) provided by investing activities	(2,160)	36,594

Cash Flows from Financing Activities:
Proceeds from line of credit	3,691	—
Decrease in restricted cash	1,500	960
Proceeds from stock compensation and employee stock purchase plans, net	802	126
Purchase of shares of Series B Stock	(3,743)	(12,547)
Principal payments under capital lease obligations	(2,311)	(1,862)
Acquisition of treasury stock	(1,136)	(1,008)
Payment of Series B Stock dividends	(595)	(2,221)
(Fees) proceeds from issuance of Common Stock	(49)	6,000

Net cash used in continuing financing activities	(1,841)	(10,552)
Net cash used in discontinued financing activities	—	(678)

Net cash used in financing activities	(1,841)	(11,230)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	4	(299)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	(233)

Effect of exchange rate changes on cash and cash equivalents	4	(532)

(Decrease) increase in cash and cash equivalents	(14,989)	8,536
Cash and cash equivalents, beginning of period	29,408	20,872

Cash and cash equivalents of continuing operations, end of period	$14,419	$29,408

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	For the Twelve Months Ended
	Dec. 31, 2012	Dec 31, 2011
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,793	$2,517
Capital equipment purchased on credit	1,793	2,517
Supplemental Disclosures of Cash Flow Information:
Interest paid	$371	$187

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
GAAP — Operating loss	$(4,572)	$(3,061)	$(15,003)	$(16,569)

Add back (reduce) the effect of:
Stock-based compensation	881	1,135	3,729	5,420
Severance and related costs	—	40	693	(336)
Depreciation and amortization	932	901	3,500	3,395

Adjusted earnings measure — (loss)	$(2,759)	$(985)	$(7,081)	$(8,090)

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